Exhibit 99.1

   WESTWOOD HOLDINGS GROUP, INC. ANNOUNCES 67% INCREASE IN QUARTERLY DIVIDEND, A SPECIAL CASH DIVIDEND OF $0.85 PER SHARE AND SECOND QUARTER 2006 RESULTS

      ASSETS UNDER MANAGEMENT RISE TO RECORD $5.4 BILLION AT JUNE 30, 2006; SECOND QUARTER REVENUE INCREASES 26.4% YEAR-OVER-YEAR TO $6.6 MILLION

Dallas, July 27, 2006 - Westwood Holdings Group, Inc. (NYSE: WHG) today announced that its Board of Directors has approved the payment of a quarterly cash dividend of $0.15 per common share, an increase of 67% from the previous quarterly dividend of $0.09 per share. The Board has also approved the payment of a special cash dividend of $0.85 per share. Both the quarterly and special dividends will be payable on October 2, 2006 to stockholders of record on September 15, 2006.

Westwood also today reported 2006 second quarter revenues of $6.6 million, net income of $986,000 and earnings per diluted share of $0.18. This compares to revenues of $5.3 million, net income of $937,000 and earnings per diluted share of $0.17 in the second quarter of 2005. For the six months ended June 30, 2006, Westwood reported revenues of $13.2 million and net income of $2.3 million, or $0.41 per diluted share, compared to revenues of $10.3 million and net income of $1.8 million, or $0.32 per diluted share, for the same 2005 period.

Revenues for the 2006 second quarter increased 26.4% compared to the 2005 second quarter and increased 27.2% for the six months ended June 30, 2006 compared to the same 2005 period, primarily as a result of increased average assets under management. Assets under management reached the highest level in the Company's history at $5.4 billion as of June 30, 2006, an increase of 26.5% compared to $4.3 billion on June 30, 2005. Average assets under management for the second quarter of 2006 were $5.4 billion, an increase of 28.9% compared with the same period in 2005. The increase in period ending assets under management was principally attributable to inflows of assets from new and existing clients and the market appreciation of assets under management, partially offset by the withdrawal of assets by certain clients.

Total expenses for the second quarter 2006 were $5.0 million compared to $3.7 million for the second quarter 2005. The primary driver of the increase was higher employee compensation and benefits costs, most of which was due to an increase of approximately $711,000 in non-cash restricted stock expense due to additional restricted stock grants in July 2005 and grants of performance-based restricted stock to our Chief Executive Officer and Chief Investment Officer in May 2006. Total non-cash equity-based compensation expense was $1.2 million, or 21 cents per diluted share in the second quarter 2006 compared to $477,000, or 9 cents per diluted share in the second quarter 2005. In the second quarter of 2006, we concluded that it is probable that we will meet the performance goal required in order for the applicable percentage of these performance-based shares to vest for 2006. As a result, we recognized expense of approximately $470,000 in the second quarter of 2006 related to the expected vesting of these shares. We expect to recognize a similar amount of expense in the third and fourth quarters of 2006 related to these performance-based restricted stock grants. Other components of the increase in employee compensation and benefits costs were increased salary expense due to salary increases for certain employees and increased headcount as well as increased incentive compensation expense.

Westwood Trust contributed revenue of $2.1 million and net income of $290,000 in the second quarter of 2006, compared to revenue of $1.7 million and net income of $181,000 in the second quarter of 2005. Westwood Trust assets under management as of June 30, 2006 were $1.3 billion, an increase of 18.2% compared to June 30, 2005. Westwood Trust continues to enjoy referrals from existing clients and local professionals.

The Company also today entered into long-term employment agreements with Susan
M. Byrne, Westwood's founder and Chief Investment Officer, and Brian O. Casey, the Company's Chief Executive Officer. These agreements will be filed tomorrow with the Securities and Exchange Commission pursuant to a Form 8-k.

Mr. Casey commented, "We are now seeing the results of continued strong performance in our clients' portfolios and recent new account wins in the form of solid growth in assets under management, revenue and cash generation. Cash flow from operations, which is not impacted by non-cash equity-based compensation expense, increased by 57.6% for the six months ended June 30, 2006 to $2.4 million compared to $1.5 million for the same period in 2005, illustrating the strong underlying fundamentals and cash generation capability of our business. Increasing cash generation has allowed us to consistently increase our dividend stream. Rising dividends benefit all stakeholders and would not be possible without the outstanding collective efforts of our owner-employees."

About Westwood
--------------

Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate pension funds, public retirement plans, endowments, foundations, the WHG Funds, a family of institutional, no-load mutual funds, other mutual funds and clients of Westwood Trust. Westwood Trust provides, to institutions and high net worth individuals, trust and custodial services and participation in common trust funds that it sponsors. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol "WHG." For more information, please visit the Company's website at www.westwoodgroup.com.

Note on Forward-looking Statements
----------------------------------

Statements that are not purely historical facts, including statements about anticipated or expected future revenue and earnings growth and profitability, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," "designed," "on track," "continue," "comfortable with," "optimistic," "look forward to" and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include the risks and uncertainties referenced in our documents filed with, or furnished to, the Securities and Exchange Commission, including without limitation those identified under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.

                 WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                             THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                  JUNE 30,                   JUNE 30,
                                                           -----------------------   -----------------------
                                                              2006         2005         2006         2005
                                                           ----------   ----------   ----------   ----------
REVENUES:
   Advisory fees .......................................   $    4,311   $    3,309   $    8,490   $    6,500
   Trust fees ..........................................        2,042        1,668        3,940        3,371
   Other revenues ......................................          286          276          720          464
                                                           ----------   ----------   ----------   ----------
     Total revenues ....................................        6,639        5,253       13,150       10,335
                                                           ----------   ----------   ----------   ----------
EXPENSES:
   Employee compensation and benefits ..................        3,730        2,681        6,921        5,279
   Sales and marketing .................................          177          145          365          227
   Information technology ..............................          220          192          462          377
   Professional services ...............................          375          274          728          593
   General and administrative ..........................          520          435        1,014          912
                                                           ----------   ----------   ----------   ----------
     Total expenses ....................................        5,022        3,727        9,490        7,388
                                                           ----------   ----------   ----------   ----------
Income before income taxes .............................        1,617        1,526        3,660        2,947
Provision for income taxes .............................          631          589        1,417        1,135
                                                           ----------   ----------   ----------   ----------
Income before cumulative effect of accounting change ...          986          937        2,243        1,812
Cumulative  effect of change in accounting  principle,
net of income taxes of $21 .............................            -            -           39            -
                                                           ----------   ----------   ----------   ----------
Net income .............................................   $      986   $      937   $    2,282   $    1,812
                                                           ==========   ==========   ==========   ==========
Earnings per share:
   Basic:
     Continuing operations .............................   $     0.18   $     0.17   $     0.41   $     0.33
     Cumulative effect of an accounting change .........            -            -            -            -
                                                           ----------   ----------   ----------   ----------
     Net income ........................................   $     0.18   $     0.17   $     0.41   $     0.33
                                                           ==========   ==========   ==========   ==========
   Diluted:
     Continuing operations .............................   $     0.18   $     0.17   $     0.40   $     0.32
     Cumulative effect of an accounting change .........            -            -         0.01            -
                                                           ----------   ----------   ----------   ----------
     Net income ........................................   $     0.18   $     0.17   $     0.41   $     0.32
                                                           ==========   ==========   ==========   ==========

                 WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                    AS OF JUNE 30, 2006 AND DECEMBER 31, 2005
               (in thousands, except par values and share amounts)
                                   (unaudited)

                                                                                          JUNE 30,     DECEMBER 31,
                                                                                            2006           2005
                                                                                        ------------   ------------
                                     ASSETS
Current Assets:
     Cash and cash equivalents ......................................................   $      2,850   $      1,897
     Accounts receivable ............................................................          2,411          2,452
     Investments, at market value ...................................................         18,469         17,878
     Other current assets ...........................................................            347            410
                                                                                        ------------   ------------
         Total current assets .......................................................         24,077         22,637
     Goodwill .......................................................................          2,302          2,302
     Deferred income taxes ..........................................................          1,426            817
     Property and equipment, net of accumulated
     depreciation of $654 and $523 ..................................................          1,410          1,554
                                                                                        ------------   ------------
         Total assets ...............................................................   $     29,215   $     27,310
                                                                                        ============   ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable and accrued liabilities .......................................   $        621   $        715
     Dividends payable ..............................................................            575            539
     Compensation and benefits payable ..............................................          1,807          2,980
     Income taxes payable ...........................................................            771            694
     Other current liabilities ......................................................              9              7
                                                                                        ------------   ------------
         Total current liabilities ..................................................          3,783          4,935
Deferred rent .......................................................................            769            816
                                                                                        ------------   ------------
         Total liabilities ..........................................................          4,552          5,751
                                                                                        ------------   ------------
Stockholders' Equity:
     Common stock, $0.01 par value, authorized 10,000,000 shares, issued and outstanding 6,389,147 shares at June 30, 2006; issued and outstanding
     5,986,647 shares at December 31, 2005 ..........................................             64             60
     Additional paid-in capital .....................................................         16,819         21,459
     Unamortized stock compensation .................................................              -         (6,572)
     Retained earnings ..............................................................          7,780          6,612
                                                                                        ------------   ------------
         Total stockholders' equity .................................................         24,663         21,559
                                                                                        ------------   ------------
Total liabilities and stockholders' equity ..........................................   $     29,215   $     27,310
                                                                                        ============   ============

                 WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                                                   FOR THE SIX MONTHS
                                                                                                     ENDED JUNE 30,
                                                                                                -----------------------
                                                                                                   2006          2005
                                                                                                ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ...............................................................................   $    2,282    $    1,812
   Adjustments  to  reconcile  net  income  to net cash  provided  by  operating activities:
     Depreciation and amortization ..........................................................          138           135
     Unrealized gains on investments ........................................................         (110)          (99)
     Stock option expense ...................................................................          122           125
     Restricted stock amortization ..........................................................        1,765           800
     Deferred income taxes ..................................................................         (630)         (301)
     Cumulative effect of change in accounting principle ....................................          (39)            -
     Net purchases of investments - trading securities ......................................         (129)          (52)
     Change in operating assets and liabilities:
       Decrease (increase) in accounts receivable ...........................................           41          (134)
       Decrease in other current assets .....................................................           55           170
       Decrease in accounts payable and accrued liabilities .................................          (94)          (17)
       Decrease in compensation and benefits payable.........................................       (1,173)       (1,126)
       Increase in income taxes payable .....................................................          114           126
       Increase in other liabilities ........................................................            9            53
                                                                                                ----------    ----------
     Net cash provided by operating activities ..............................................        2,351         1,492
                                                                                                ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of money market funds - available for sale......................................       (2,775)       (1,982)
   Sales of money market funds - available for sale .........................................        2,423         2,233
   Purchase of property and equipment .......................................................          (40)          (52)
                                                                                                ----------    ----------
     Net cash (used in) provided by investing activities ....................................         (392)          199
                                                                                                ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of stock options ..................................................           72           165
   Cash dividends............................................................................       (1,078)         (920)
                                                                                                ----------    ----------
     Net cash used in financing activities...................................................       (1,006)         (755)
                                                                                                ----------    ----------

NET INCREASE IN CASH ........................................................................          953           936
Cash and cash equivalents, beginning of period ..............................................        1,897           720
                                                                                                ----------    ----------
Cash and cash equivalents, end of period.....................................................   $    2,850    $    1,656
                                                                                                ==========    ==========

Supplemental cash flow information:
   Cash paid during the period for income taxes..............................................   $    1,934    $    1,310
   Cancellation of restricted stock .........................................................            -          (140)
   Tax benefit allocated directly to equity .................................................           37            16

SOURCE:  Westwood Holdings Group, Inc.

                                      # # #

CONTACT:
WESTWOOD HOLDINGS GROUP, INC.
BILL HARDCASTLE
(214) 756-6900